FORM OF LETTER TO CLIENTS OF NOMINEE HOLDERS

ALR TECHNOLOGIES INC.

Up To 127,522,227 Shares of Common Stock

Issuable Upon the Exercise of Subscription Rights

December 11, 2020

To Our Clients:

Enclosed for your consideration are the Prospectus, dated December 4, 2020 (the “Prospectus”), and the Instructions for Use of Subscription Rights Certificates and Election Form relating to the distribution by ALR Technologies Inc. (the “Company”) to all holders of record (the “Record Holders”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as of 5:00 p.m., Eastern Time, on December 11, 2020 (the “Record Date”), in a rights offering (the “Rights Offering”), at no charge, of non-transferable subscription rights (the “Subscription Right(s)”) to subscribe for and purchase shares of Common Stock at a subscription price of $0.05 per share (the “Subscription Price”). The Rights are described in the accompanying Prospectus.

In the Rights Offering, up to an aggregate of 127,522,227 shares of Common Stock are being offered pursuant to the Prospectus. The Rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on January 8, 2021 (the “Expiration Date”), unless the guaranteed delivery procedures described in the Prospectus are used. Any Subscription Rights that are not exercised prior to 5:00 pm, Eastern Time, on the Expiration Date will expire, have no value and cease to be exercisable for shares of Common Stock.

As described in the Prospectus, you will receive one (1) Subscription Right for each share of Common Stock carried by us in your account as of the Record Date. Each Subscription Right gives the holder thereof the right to purchase from the Company one (1) share of Common Stock at the Subscription Price of $0.05 per share. The Company will not issue fractional shares or cash in lieu of fractional shares in the Rights Offering. Instead, fractional shares resulting from the exercise of Subscription Rights will be eliminated by rounding down to the nearest whole share. As an example, if you owned 100 shares of Common Stock as of the Record Date, you would receive100 Subscription Rights that would entitle you to purchase 100 shares of Common Stock for $0.05 per share.

The Rights Offering does not contain an over-subscription privilege. The Company may, at its discretion, allocate unexercised Subscription Rights within 90 days following the Expiration Date. Any shareholder having fully exercised its Subscription Rights and wishing to receive an allocation of unexercised Subscription Rights may express their interest by contacting the Company at contact@alrt.com using the subject line “Unexercised Subscription Rights”.

The Subscription Rights are evidenced by subscription rights certificates (the “Subscription Rights Certificates”) registered in the names of the Record Holders of the shares of Common Stock for which the Subscription Rights are being distributed. Subscription Rights are non-transferable, meaning that they may not be sold, transferred, or assigned by the holder of the Rights to any other party.

THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF SUBSCRIPTION RIGHTS MAY BE MADE ONLY BY US AS THE RECORD HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock to which you are entitled pursuant to the terms of the Rights Offering and subject to the conditions set forth in the accompanying Prospectus. However, we urge you to read the Prospectus and other enclosed materials carefully before instructing us to exercise your Subscription Rights.

Your Beneficial Owner Election Form and full payment for the aggregate Subscription Price for all of the shares of Common Stock that you have subscribed to purchase pursuant to the Subscription Right should be forwarded as promptly as possible in order to permit us to exercise Subscription Rights on your behalf in accordance with the terms of the Rights Offering.

The Rights Offering will expire at 5:00 p.m., Eastern Time, on the Expiration Date. Because we must submit your subscription and payment in advance of 5:00 p.m., Eastern Time, on the Expiration Date, we must receive your Beneficial Owner Election Form (unless you use the guaranteed delivery procedures described in the Prospectus) and full payment for the aggregate Subscription Price for all of the shares of Common Stock that you have subscribed to purchase pursuant to the Subscription Right, no later than ________________, 2020. Once you have exercised your Subscription Rights, such exercise may not be revoked.

If you wish to have us, on your behalf, exercise the Subscription Rights for any shares of Common Stock to which you are entitled, please so instruct us by timely completing, executing and returning to us the Beneficial Owner Election Form attached to this letter.

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO THE COMPANY’S INFORMATION AGENT, PACIFIC STOCK TRANSFER COMPANY, TOLL FREE AT (800)785-7782, BY EMAIL AT INFO@PACIFICSTOCKTRANSFER.COM OR BY MAIL AT 6725 VIA AUSTI PKWY SUITE 300, LAS VEGAS, NV 89119, UNITED STATES.